EX-99

For Immediate Release
---------------------

April 14, 2000

For more information:                                  Steven J. Goldstein
                                                       Chief Financial Officer
                                                       Centura Banks, Inc.
                                                       (252) 454-8356
                                                       sgoldstein@centura.com


         CENTURA BANKS INC. REPORTS FIRST-QUARTER EARNINGS OF $0.90 PER
                  DILUTED SHARE, BEFORE MERGER-RELATED CHARGES

 INTEGRATION OF TRIANGLE BANCORP ON TRACK, EXPENSE REDUCTIONS AHEAD OF SCHEDULE


ROCKY MOUNT, N.C., April 14, 2000 - Centura Banks Inc. (NYSE: CBC) today announced first-quarter 2000 earnings of $36.0 million, or $0.90 per diluted share before merger-related charges related to the merger with Triangle Bancorp Inc., which was completed February 18, 2000. Earnings included a $5.5 million gain on the required sale of branches related to the Triangle acquisition, which was approximately equal to the reduction in net interest income from Triangle's investment portfolio. Centura is currently restructuring this investment portfolio to eliminate its negative effect on future period earnings. Net income totaled $8.0 million, or $0.20 per diluted share, after pre-tax merger-related charges of $39.4 million.

         Earnings for the period ended March 31, 2000 compared with net income of $0.80 per diluted share before merger-related items for the same quarter a year ago and $0.89 for the fourth quarter of 1999. Results for 1999 have been restated to include combined results of Centura and Triangle.

         "Financially, we expected this to be a messy quarter due to a number of merger-related charges that make meaningful comparisons difficult," said Cecil
W. Sewell, chief executive officer. "The points to take away from all this, however, are that we are ahead of plan for a 55 percent reduction in overall costs related to the acquisition, and that we are on target to begin showing more meaningful comparisons in terms of household retention and revenue growth as the second quarter progresses."

         "During the second quarter, we expect to incur an additional $10 million to $20 million in merger-related charges," Sewell said. "This means we anticipate meeting or beating our original projections of $60 million in charges associated with the merger."

         First-quarter merger-related charges of $39.4 million included $15.1 million in losses related to the sales of certain investment securities incurred as a result of restructuring the investment portfolio acquired with Triangle. "These portfolio losses had the effect of compressing Centura's net interest margin in the first quarter," Sewell noted. "We expect our net interest margin to return to more normal levels in the second quarter as we complete the process of restructuring the portfolio through the repositioning of certain securities. We expect this process to be completed by mid-second quarter."

         The net interest margin for the first quarter of 2000 was 4.07 percent versus 4.17 percent for the comparable prior year quarter and 4.20 percent for the fourth quarter of 1999. The impact of the Triangle investment portfolio on the first-quarter margin was approximately 8 to 10 basis points.

         At March 31, 2000, nonperforming assets totaled $37.2 million, representing 0.49 percent of total loans and foreclosed properties. This compared with $35.8 million and 0.48 percent, respectively, at December 31, 1999, and $48.5 million and 0.68 percent, respectively, for March 31, 1999. During the first quarter, Centura added approximately $3.2 million of Triangle loans to nonaccrual in order to adopt Centura's internal loan policies.

         Commenting on second-quarter initiatives, Michael S. Patterson, chairman, said: "Centura's goal in the second quarter is customer retention. We not only want to retain and grow our relationship with the 66,000 new households added through the Triangle acquisition, but with customers in every town and city where we do business. Because of our unique customer-information database, Centura is well positioned to identify each customer's financial needs and use our wide array of products and services to offer an appropriate financial solution that makes a difference."

About Centura
-------------

         With assets of more than $11 billion and deposits exceeding $7 billion, Centura Banks Inc. provides a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions is provided through more than 255 full-service financial offices and Centura Highway, the bank's multifaceted customer access system that includes telephone banking, an extensive ATM network, PC banking, online bill payment and the Bank's suite of Internet products and services. Additional information may be found on Centura's Web site at www.centura.com.

         This press release may contain various forward-looking statements. These forward-looking statements involve risks and uncertainties and actual results could differ from those described. A discussion of the various factors, including factors beyond Centura's control, that could cause Centura's actual results to differ materially from those expressed in such forward-looking statements is included in Centura's filings with the Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS
CENTURA BANKS, INC. AND SUBSIDIARIES

                                                                                   Three Months Ended March 31,
                                                                     --------------------------------------------------------------
(Dollars in thousands, except per share data)                              2000                   1999               Change
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS
       Interest income                                             $          215,432     $          195,196              10.4 %
       Interest expense                                                       110,624                 93,910              17.8
       ----------------------------------------------------------------------------------------------------------------------------
       Net interest income                                                    104,808                101,286               3.5
       Provision for loan losses                                                5,975                  7,581             (21.2)
       Noninterest income                                                      28,269                 42,694             (33.8)
       Noninterest expense                                                    110,642                 94,450              17.1
       Income taxes                                                             8,425                 14,770             (43.0)
       ----------------------------------------------------------------------------------------------------------------------------
       Net income                                                  $            8,035     $           27,179             (70.4)%
       ============================================================================================================================
       Net interest income, taxable equivalent                     $          107,738     $          104,090               3.5 %
       ============================================================================================================================

PER COMMON SHARE
       Earnings per share - basic                                  $             0.20     $             0.68             (70.6)%
       Earnings per share - diluted                                              0.20                   0.67             (70.1)
       Cash dividends paid                                                       0.32                   0.25              28.0
       Book value per share                                                     21.72                  21.62               0.5
       Closing market price                                                    45.813                 58.188             (21.3)

SELECTED FINANCIAL DATA (A)
       Earnings per share - diluted                                              0.90                   0.80              12.5 %
       Return on average assets                                                  1.28                   1.22                 6 bp
       Return on average equity                                                 16.81                  15.39               142

FINANCIAL RATIOS
       Return on average assets                                                  0.29 %                 1.01 %             (72)bp
       Return on average equity                                                  3.76                  12.83              (907)
       Average equity to average assets                                          7.59                   7.90               (31)

AVERAGE BALANCES
       Assets                                                      $       11,333,016     $       10,867,921               4.3 %
       Earning assets                                                      10,408,008              9,956,354               4.5
       Loans                                                                7,547,933              7,251,050               4.1
       Investment securities                                                2,774,077              2,660,714               4.3
       Noninterest-bearing deposits                                         1,105,151              1,117,106              (1.1)
       Core deposits                                                        6,975,082              6,858,689               1.7
       Total deposits                                                       7,819,217              7,635,382               2.4
       Interest-bearing liabilities                                         9,256,578              8,732,898               6.0
       Shareholders' equity                                                   860,095                859,055               0.1

PERIOD END BALANCES
       Assets                                                      $       11,206,613     $       10,868,485               3.1 %
       Earning assets                                                      10,256,509              9,923,680               3.4
       Loans                                                                7,594,907              7,245,615               4.8
       Investment securities                                                2,607,341              2,639,865              (1.2)
       Noninterest-bearing deposits                                         1,174,585              1,154,915               1.7
       Core deposits                                                        6,956,145              6,935,133               0.3
       Total deposits                                                       7,752,991              7,735,672               0.2
       Shareholders' equity                                                   861,381                860,716               0.1

SELECTED BALANCES EXCLUDING DIVESTITURES (B)
       Assets                                                              11,252,182             10,723,558               4.9 %
       Loans                                                                7,477,297              7,118,845               5.0
       Deposits                                                             7,579,705              7,312,895               3.6
===================================================================================================================================

 bp-   Change is measured as difference in basis points.

 (A) Calculation excludes $39.4 million of merger-related charges for 2000. Included in the merger-related charges for 2000 were $15.1 million in losses related to sales of certain investment securities incurred as a result of restructuring the investment portfolio acquired with the Triangle merger. 1999 excludes $8.4 million of merger-related items.

 (B) Excludes average balances related to offices divested on February 18, 2000 and offices to be divested in April 2000.

 All prior period financial data has been restated for the February 18, 2000 merger with Triangle Bancorp, Inc. which was accounted for as a pooling-of-interests.

OTHER FINANCIAL DATA
CENTURA BANKS, INC. AND SUBSIDIARIES

                                                                                    Three Months Ended March 31,
                                                                       -------------------------------------------------------
(Dollars in thousands)                                                         2000                  1999              Change
-----------------------------------------------------------------------------------------------------------------------------------
SHARES OUTSTANDING
       Average basic                                                        39,598,371            39,799,866             (0.5)%
       Average diluted                                                      39,926,443            40,575,764             (1.6)
       Outstanding at period end                                            39,662,141            39,819,661             (0.4)

COMPOSITION RATIOS (A)
       Earning assets to total assets                                            91.84 %               91.61 %             23 bp
       Loans to earning assets                                                   72.52                 72.83              (31)
       Interest-bearing liabilities to earning assets                            88.94                 87.71              123
       Loans to total deposits                                                   96.53                 94.97              156
       Noninterest-bearing deposits to total deposits                            14.13                 14.63              (50)

ALLOWANCE FOR LOAN LOSSES (AFLL)
       Beginning balance                                             $          95,500    $           91,894              3.9 %
       Provision for loan losses                                                 5,975                 7,581            (21.2)
       Allowance of acquired financial institutions                                  -                   605                -
       Charge-offs                                                              (6,515)               (7,226)            (9.8)
       Recoveries                                                                2,490                   967            157.5
       ----------------------------------------------------------------------------------------------------------------------------
             Net charge-offs                                                    (4,025)               (6,259)           (35.7)
       ----------------------------------------------------------------------------------------------------------------------------
       Ending balance                                                $          97,450    $           93,821              3.9 %
       ============================================================================================================================

       Net charge-offs to average loans(C)                                        0.22 %                0.36 %            (14)bp

COMPOSITION OF RISK ASSETS
       Nonperforming loans                                           $          32,372    $           41,071            (21.2)%
       Foreclosed property                                                       4,789                 7,473            (35.9)
       ----------------------------------------------------------------------------------------------------------------------------
       Nonperforming assets                                          $          37,161    $           48,544            (23.4)%
       ============================================================================================================================

ASSET QUALITY RATIOS (D)
       Nonperforming assets to:
             Loans and foreclosed property(B)                                     0.49 %                0.68 %            (19)bp
             Total assets                                                         0.33                  0.45              (12)
       Nonperforming loans to total loans(B)                                      0.43                  0.58              (15)
       Allowance for loan losses to total loans(B)                                1.29                  1.31               (2)
       Allowance for loan losses to nonperforming loans                           3.01 x                2.28 x             73


===================================================================================================================================

 bp-   Change is measured as difference in basis points.
 (A)   Balance sheet amounts used in calculations are based on average balances.
 (B) Excludes mortgage loans held-for-sale of $29.0 million and $109.5 million at March 31, 2000 and 1999, respectively.
 (C) Excludes mortgage loans held-for-sale, on average, of $67.9 million and $127.7 million for the three months ended March 31, 2000 and 1999, respectively.
 (D) Balance sheet amounts used in calculations are based on period end balances.

 All prior period financial data has been restated for the February 18, 2000 merger with Triangle Bancorp, Inc. which was accounted for as a pooling-of-interests.

CENTURA BANKS, INC. AND SUBSIDIARIES

                                                                                Three Months Ended March 31,
                                                          -------------------------------------------------------------------------
                                                                                                             As a Percent of
                                                                                                            Average Assets (A)
                                                                                                          -------------------------
(Dollars in thousands)                                        2000            1999          Change            2000         1999
-----------------------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Service charges on deposit accounts                     $     15,355   $      14,994            2.4 %         0.55 %       0.56 %
Credit card and related fees                                   2,071           1,924            7.6           0.07         0.07
Insurance and brokerage commissions                            7,167           6,301           13.7           0.25         0.24
Other service charges, commissions and fees                    3,645           3,088           18.0           0.13         0.12
Fees for trust services                                        2,751           2,439           12.8           0.10         0.09
Mortgage income                                                3,705           7,751          (52.2)          0.13         0.29
Negative goodwill amortization                                   334             334              -           0.01         0.01
Operating lease income, net                                      699           1,814          (61.5)          0.03         0.07
Other noninterest income                                       7,397           3,274          125.9           0.26         0.11
-----------------------------------------------------------------------------------------------------------------------------------
Noninterest income, excluding securities
       transactions                                           43,124          41,919            2.9           1.53         1.56
Securities gains (losses), net                               (14,855)            775       (2,016.8)         (0.53)        0.03
-----------------------------------------------------------------------------------------------------------------------------------
Total noninterest income                                $     28,269   $      42,694          (33.8)%         1.00 %       1.59 %
===================================================================================================================================

NONINTEREST EXPENSE
Salaries and overtime                                   $     35,618   $      36,145           (1.5)%         1.26 %       1.35 %
Fringe benefits and other personnel costs                      8,148           8,381           (2.8)          0.29         0.31
Occupancy                                                      6,453           6,315            2.2           0.23         0.24
Equipment                                                      6,148           6,787           (9.4)          0.22         0.25
Foreclosed real estate losses and related
       operating expense                                         662             437           51.5           0.02         0.02
Marketing                                                      1,479           2,297          (35.6)          0.05         0.09
Fees for outsourced services                                   4,369           3,959           10.4           0.16         0.15
Professional and legal fees                                    3,084           3,495          (11.8)          0.11         0.13
Other administrative                                           2,970           2,798            6.2           0.11         0.10
FDIC insurance                                                   438             411            6.6           0.02         0.02
Deposit intangible and goodwill amortization                   3,153           3,350           (5.9)          0.11         0.13
Office supplies, postage and telephone                         6,373           5,986            6.5           0.23         0.22
Merger-related expenses                                       24,338           6,858          254.9           0.86         0.26
Other operating                                                7,409           7,231            2.5           0.27         0.26
-----------------------------------------------------------------------------------------------------------------------------------
Total noninterest expense                               $    110,642   $      94,450           17.1 %         3.93 %       3.52 %
===================================================================================================================================

OTHER PERFORMANCE RATIOS
Pretax operating profit margin (B)(D)                          38.83   %       36.18 %          265 bp
Efficiency ratio (C)(D)                                        57.12   %       59.67 %         (255)bp
Net interest income analysis-taxable equivalent:
       Selected average yields/rates:
           Loans                                                8.94   %        8.62 %           32 bp
           Taxable securities                                   6.63            6.24             39
           Tax-exempt securities                                7.75            8.02            (27)
           Short-term investments                               5.18            5.46            (28)
-----------------------------------------------------------------------------------------------------------------------------------
           Interest-earning assets                              8.29            7.99             30
===================================================================================================================================
           Total interest-bearing deposits                      4.39            4.07             32
           Borrowed funds                                       5.68            4.86             82
           Long-term debt                                       6.06            5.68             38
-----------------------------------------------------------------------------------------------------------------------------------
           Total interest-bearing liabilities                   4.78            4.34             44
-----------------------------------------------------------------------------------------------------------------------------------
           Interest rate spread                                 3.51            3.65            (14)
           Net interest margin                                  4.07            4.17            (10)


===================================================================================================================================

 bp-   Change is measured as difference in basis points.

 (A)   Data presented is annualized.
 (B) Sum of income before taxes plus the taxable equivalent adjustment divided by the sum of taxable equivalent net interest income plus noninterest income.
 (C) Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income.
 (D)   Calculation excludes merger-related expenses.

 All prior period financial data has been restated for the February 18, 2000 merger with Triangle Bancorp, Inc. which was accounted for as a pooling-of-interests.

QUARTERLY FINANCIAL TRENDS
CENTURA BANKS, INC. AND SUBSIDIARIES

                                                2000                                1999
                                              ----------  ------------------------------------------------------  1st Qtr 00
                                                First        Fourth        Third         Second      First           vs.
(Dollars in thousands, except per share data)   Quarter      Quarter       Quarter       Quarter     Quarter      4th Qtr 99
--------------------------------------------------------  ------------------------------------------------------  ------------
FINANCIAL SUMMARY (A)
Assets                                      $   11,333,016 $ 11,244,033 $  11,065,694 $  10,972,828 $ 10,867,921        0.8 %
Earning assets                                  10,408,008   10,311,262    10,164,652    10,054,104    9,956,354        0.9
Loans                                            7,547,933    7,437,430     7,390,172     7,344,293    7,251,050        1.5
Investment securities                            2,774,077    2,820,815     2,722,460     2,671,440    2,660,714       (1.7)
Total deposits                                   7,819,217    7,864,788     7,770,777     7,717,245    7,635,382       (0.6)
Interest-bearing liabilities                     9,256,578    9,066,703     8,897,333     8,799,616    8,732,898        2.1
Shareholders' equity                               860,095      861,593       869,562       865,538      859,055       (0.2)
Total market capitalization (period end)         1,817,042    1,742,779     1,649,174     2,241,137    2,317,007        4.3
Net income                                           8,035       35,549        31,953        35,656       27,179      (77.4)


PROFITABILITY/PERFORMANCE SUMMARY(A)
Pretax operating profit margin(B)                    38.83  %     38.07  %      33.11  %      37.09  %     36.18  %      76 bp
Efficiency ratio(B)                                  57.12        55.94         56.65         57.36        59.67        119
Net interest margin                                   4.07         4.20          4.27          4.22         4.17        (13)
Return on average assets                              0.29         1.25          1.15          1.30         1.01        (96)
Return on average equity                              3.76         16.37         14.58         16.52       12.83    (1,261)
Average equity to average assets                      7.59         7.66          7.86          7.89         7.90         (7)

PER SHARE SUMMARY
Earnings per share - basic                  $         0.20       $ 0.90      $   0.80     $    0.90    $    0.68      (77.8)%
Earnings per share - diluted                          0.20         0.89          0.79          0.88         0.67      (77.5)
Cash dividends paid                                   0.32         0.30          0.29          0.29         0.25        6.7
Book value per share                                 21.72        21.77         21.74         21.44        21.62       (0.2)
Closing market price                                45.813       44.125        41.375        56.375       58.188        3.8


KEY INTANGIBLE ASSETS (C)
Goodwill                                    $      131,514    $ 134,851   $   138,334  $    141,332 $    143,702       (2.5) %
Mortgage servicing rights                           35,076       35,916        36,979        42,993       40,482       (2.3)


ASSET QUALITY SUMMARY(C)
Nonperforming assets                        $       37,161     $ 35,836    $   46,871   $    65,219  $   48,544        3.7 %
Allowance for loan losses                           97,450       95,280        93,701        96,125      93,821        2.3
Nonperforming assets to total assets                  0.33 %       0.31 %        0.42 %        0.59 %      0.45 %        2 bp
Allowance for loan losses to total loans(D)           1.29         1.28          1.28          1.32        1.31          1
Net charge-offs to average loans (D)                  0.22         0.39          0.98          0.33        0.36        (17)
============================================================================================================================

bp- Change is measured as difference in basis points.

(A) Balance sheet amounts are based on average balances unless otherwise noted.
(B) Calculation excludes merger-related expenses.
(C) Balance sheet amounts are based on period end balances unless otherwise noted.
(D) Excludes mortgage loans held-for-sale.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle Bancorp, Inc. which was accounted for as a pooling-of-interests.